UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2024, N2OFF, Inc. (the “Company”) entered into a Debt Settlement Agreement (the “Settlement Agreement”) with Plantify Foods, Inc., a British Columbia company (“Plantify”), pursuant to which Plantify shall issue to the Company 2,420,848 of its common shares (the “Settlement Shares”) at a deemed price of CDN$0.848 per share in full and final payment of the debt to the Company in the aggregate amount of CDN$2,052,879.39 (the “Debt”). The Debt consists of (i) CDN$1,691,342.47, representing the principal and accrued interest on that certain Series 2023-1 convertible debenture which matured on October 4, 2024 and (ii) US$258,240.66 representing draws against a line of credit which the Company had made available to Plantify. The closing of the Settlement Agreement shall occur on the third business day after Plantify’s receipt of acceptance of the filing of the Settlement Agreement from the TSX Venture Exchange or such later date as may be agreed to by the parties (the “Closing Date”). For the avoidance of any doubt, as of the date of this Current Report on Form 8-K, the foregoing approval from the TSX Venture Exchange has not been obtained. On the Closing Date, and subject to satisfaction of all conditions set forth in the Settlement Agreement, Plantify shall issue the Settlement Shares to the Company, and the Company shall agree to accept the Settlement Shares as full and final payment of the Debt. Pursuant to the Settlement Agreement, upon receipt of the certificate representing the Settlement Shares, the Debt will be fully satisfied and extinguished, and the Company shall release and discharge Plantify from all claims, demands, obligations and damages arising under, or related to, the Debt and shall release collateral securing the convertible debenture. Upon issuance of the Settlement Shares, the Company will hold approximately 65.4% of Plantify’s outstanding common shares.

The Settlement Shares have not and will not be registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered, pledged, or sold, assigned, or otherwise transferred, directly or indirectly, to or for the account of a US person without registration or compliance with the requirements of an exemption under the Act. The Agreement states that Plantify has no present intention of registering the Settlement Shares under the Act. In addition, the Settlement Shares are subject to resale restrictions under Canadian law and may not be disposed of in Canada for a period of four months and one day from the date of the distribution of the Settlement Shares unless a statutory exemption is available.

The Settlement Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Settlement Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Debt Settlement Agreement, by and between N2OFF, Inc. and Plantify Foods, Inc., dated November 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: November 18, 2024	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer